Exhibit 99.1

Investors and Media:

Chris Oltmann

(818) 532-3708

Velocity Financial, Inc. Announces

First Quarter 2020 Results

First Quarter Highlights:

•	Net income of $2.6 million and earnings per share (EPS) of $0.13

•	“Core” EPS of $0.29(1) that includes the impact of one-time expense from the paydown of corporate debt in addition to provisioning for COVID-19 impacts

•	Book value growth to $250.4 million at March 31, 2020, from $152.8 million at December 31, 2020

•	Net loan portfolio interest income of $21.8 million

•	Total loan portfolio of $2.1 billion(2)

•	Completed first securitization of 2020 for $249 million

•	Loan production of $248 million in UPB

Westlake Village, CA – May 13, 2020 – Velocity Financial, Inc. (NYSE:VEL) (“Velocity” or the “Company”) reported net income of $2.6 million, a decrease from $5.2 million in the fourth quarter of 2019. Core net income for the first quarter of 2020 was $5.8 million, or $0.29 per share. “Core” earnings per share reflect adjustments for unique 1Q20 impacts, including one-time debt amortization cost in addition to COVID-19 impacts on the Company’s loan loss reserve. Book value of stockholders’ equity was $250.4 million at March 31, 2020, reflecting growth from new IPO capital and retained earnings as the Company did not engage in distressed loan sales or have significant impairments in its loans portfolio.

President and CEO, Chris Farrar commented, “Our first quarter results reflect one-time costs from our corporate debt paydown with IPO proceeds and an increase to our loan loss reserve due to COVID-19. While the last two months have presented near-term challenges for Velocity’s business, we remained profitable in the first quarter and have undertaken a number of steps to strengthen business continuity, improve the Company’s liquidity position and prioritize the safety and productivity of our employees. While it is still too early to accurately predict the ultimate impact of this health crisis on the economy and Velocity’s short term operations, we are positioning the business to thrive in the long term.”

Please see footnotes at the end of this release.

First Quarter 2020 Earnings

Velocity’s Response to COVID-19

As a result of the severe market volatility due to the COVID-19 pandemic, Velocity temporarily suspended loan origination activities until markets stabilize. Many of the Company’s loan production staff have been placed on 60-day temporary furlough, effective May 1, 2020. In addition, our special servicing team implemented a forbearance program to help small investors and business owners manage through these unprecedented times.

The Company also entered into an agreement with our original sponsors, Snow Phipps and TOBI to issue $45 million of convertible preferred stock and warrants and entered into amendments with the lenders on our existing warehouse repurchase agreements. The amended agreements provide the Company with a more flexible and stable financing solution for its recently originated whole loans.

These initiatives have stabilized the company’s liquidity and financing. For additional information, please refer to Velocity’s first quarter 2020 earnings presentation.

First Quarter Operating Results

KEY PERFORMANCE INDICATORS
($ in thousands)	1Q 2020	4Q 2019	$ Variance	% Variance
Pretax income	$3,727	$8,142	$(4,415)	(54)%
Net income	$2,579	$5,182	$(2,603)	(50)%
Diluted EPS(1)	$0.13	$0.44	$(0.31)	(71)%
“Core” Earnings	$5,804	NA	—	—
“Core” EPS(2)	$0.29	NA	—	—
Pretax return on equity	7%	22%	NA	(69)%
Net interest margin - portfolio	4.2%	4.3%	NA	(3)%
Avergage equity	$225,125	$150,388	$74,737	50%

Discussion of results:

•	First quarter 2020 EPS was $0.13 per share

•	Core EPS reflects a $0.16 per share adjustment from the following:

•

$0.13 per share impact related to one-time debt amortization costs from a $75 million reduction in long-term corporate debt utilizing proceeds from Velocity Financial, Inc.’s initial public offering (IPO) on January 17, 2020

•	$0.03 per share impact related to loan loss provisioning for macroeconomic impacts of the COVID-19 global pandemic

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First Quarter 2020 Earnings

◾

The Company remained profitable and increased book value in the first quarter, despite a challenging environment and significant market volatility, which reflects prudent capital management and the quality of Velocity’s business model

TOTAL LOAN PORTFOLIO
($ in millions)	1Q 2020	4Q 2019	$ Variance	% Variance
Held for Investment
Investor 1-4 Rental	$872	$859	$12	1%
Mixed Use	265	251	14	5%
Multi-Family	201	198	3	1%
Retail	181	180	2	1%
All Other	384	355	29	8%

Total	$1,903	$1,843	$59	3%

Held for Sale

Short-term loans	$224	$216	$8	4%

Total Managed Loan Portfolio	$2,127	$2,059	$68	3%

Key loan portfolio metrics:
Total loan count	6,504	6,373
Weighted average loan to value	66%	66%
Weighted average total portfolio yield	8.57%	8.89%
Weighted average total debt cost	5.88%	5.44%

Discussion of results:

•	Velocity’s total loan portfolio was $2.1 billion at March 31, 2020, a 3 percent quarter-over-quarter increase from the fourth quarter of 2019, driven by Velocity’s organic loan production

•	The loans held for investment portfolio was $1.9 billion at March 31, 2020, a 3 percent quarter-over-quarter increase from the prior quarter, driven by growth of Mixed Use and Other loan investments

•

The loans held for sale portfolio was $224 million in UPB at March 31, 2020, a 4 percent increase from the prior quarter. Loans held for sale are short-term interest-only loans with contractual maturities of two years or less.

•	Net loan additions to the portfolio totaled $68 million in UPB in the first quarter of 2020

•	The weighted average loan-to-value ratio of the total portfolio was 66 percent at March 31, 2020, essentially unchanged from the prior quarter

•	The weighted average total portfolio yield was 8.57 percent in the first quarter, a decrease of 32 basis points from the fourth quarter of 2019, primarily resulting from growth in nonaccrual loans

•	The decrease in portfolio related debt cost was attributable to our more recent, lower cost pro rata securitizations

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First Quarter 2020 Earnings

LOAN PRODUCTION VOLUMES
($ in millions)	1Q 2020	4Q 2019	$ Variance	% Variance
Investor 1-4 Rental	$65	$95	$(29)	(31)%
Traditional Perm.	86	103	$(17)	(17)%
Short-term loans	96	123	$(27)	(22)%

Total loan production	$248	$321	$(73)	(23)%

Discussion of results:

•	In late March, Velocity temporarily suspended loan origination activities until the current market volatility subsides. This action resulted in origination volume lower than originally forecast

•	Loan origination volume in the first quarter of 2020 totaled $248 million, a 23 percent decrease from $321 million in the fourth quarter of 2019

•	Revising post-COVID-19 origination strategy to identify best risk/reward opportunities

REVENUES
($ in thousands)	1Q 2020	4Q 2019	$ Variance	% Variance
Interest income	$44,637	$44,124	$512	1%
Interest expense - portfolio related	(22,848)	(22,690)	(158)	1%
Interest expense - corporate debt	(6,342)	(4,069)	(2,273)	56%
Provision for loan losses	(1,289)	(242)	(1,047)	433%

Net Interest Income	$14,157	$17,123	$(2,966)	(17)%

Gain on loan sales	2,617	1,496	1,121	75%
Other Operating (loss) income	(998)	(665)	(333)	50%

Total Revenues	$15,777	$17,955	$(2,177)	(12)%

Discussion of results:

•	Corporate debt-related interest expense in the first quarter of 2020 includes one-time debt amortization of $3.5 million and a $0.3 million prepayment fee.

•	The provision for loan losses increased mainly from the macroeconomic effects of the COVID-19 pandemic on the real estate markets. The adoption of CECL had an immaterial impact.

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First Quarter 2020 Earnings

EXPENSES
($ in thousands)	1Q 2020	4Q 2019	$ Variance	% Variance
Compensation and employee benefits	$5,041	$3,992	$1,049	26%
Rent and occupancy	455	426	29	7%
Loan servicing	2,239	1,939	300	15%
Professional fees	1,184	468	715	153%
Real estate owned, net	1,134	1,300	(166)	(13)%
Other expenses	1,998	1,689	309	18%

Total expenses	$12,051	$9,814	$2,236	23%

Discussion of results:

•

Compensation and employee benefits expense increased as a result of new operations and sales staff to support loan origination activities and a reduction in deferred compensation driven by the suspension of loan originations

•	Loan servicing expenses increased mainly as a result of loan portfolio growth.

•	Professional fees increased as a result of our new public company costs

SECURITIZATIONS
Trusts	Securities Issued	Balance at 3/31/2020	W.A. Rate
2011-1 Trust	$61,042	$—	—
2014-1 Trust	161,076	28,116	8.04%
2015-1 Trust	285,457	47,042	7.85%
2016-1 Trust	319,809	73,887	7.20%
2016-2 Trust	166,853	55,119	6.09%
2017-1 Trust	211,910	97,576	4.77%
2017-2 Trust	245,601	152,941	3.51%
2018-1 Trust	176,816	125,421	3.96%
2018-2 Trust	307,988	227,752	4.42%
2019-1 Trust	235,580	207,144	4.03%
2019-2 Trust	207,020	191,343	3.41%
2019-3 Trust	154,419	143,048	3.24%
2020-1 Trust	248,700	247,293	2.94%

	$2,782,271	$1,596,682

Discussion of results:

•	The Company issued its first securitization of the year (VCC 2020-1) in February, and our thirteenth securitization overall, for $248.7 million and a weighted average rate of 2.94 percent.

•	The more recent pro rata REMIC structure issuances have decreased our overall debt cost.

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First Quarter 2020 Earnings

RESOLUTION ACTIVITY - FIRST QUARTER 2020

($ in thousands)	UPB $	Gain / (Loss) $
Paid in full	$12,928	$850
Paid current	3,504	101
REO sold	1,091	(293)

	$17,522	$658

Discussion of results:

•	Nonperforming loans resolutions in the first quarter of 2020, totaled $17.5 million in UPB and realized net gains of $0.66 million

•	Payoff of nonperforming loans generally results in the collection of default interest and prepayment fees

•	Paid current are loans brought back to performing status generally realize delinquent and default interest

•	Real Estate Owned (REO) realize gains or losses when sold, net of transaction and carrying costs

•	Velocity’s in-house special servicing operations assumes responsibilities for resolution strategies on nonperforming loans and has a successful track record minimizing loan loss

Conference Call Information

The Company will host a webcast to discuss the quarterly results on May 13, 2020 at 4:30 p.m. Eastern time. Listeners can access the webcast via the link below:

https://services.choruscall.com/links/vel200513xyLJS0Kl.html

The earnings discussion can also be accessed by dialing 1-866-807-9684 in the U.S. and Canada. International callers must dial 1-412-317-5415. Callers should ask to be joined into the Velocity Financial, Inc. earnings call.

Management’s slide presentation will be available on the Company’s investor relations website at www.velfinance.com beginning at 8:30 a.m. (Eastern Time) on Wednesday, May 13, 2020.

A replay of the call will be available through midnight on May 20, 2020 and can be accessed by dialing 1-877-344-7529 in the U.S. and in Canada 855-669-9658 or 1-412-317-0088 internationally and entering access code #10143890. The replay will also be available on the Investor Relations section of the Company’s website a under “Events and Presentations.”

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First Quarter 2020 Earnings

Management’s slide presentation will be available on the Company’s investor relations website at www.velfinance.com beginning at 8:30 a.m. (Eastern Time) on Wednesday, April 8, 2020.

About Velocity Financial, Inc.

Based in Westlake Village, California, Velocity is a vertically integrated real estate finance company that primarily originates and manages investor loans secured by 1-4-unit residential rental and small commercial properties. Velocity originates loans nationwide across an extensive network of independent mortgage brokers it has built and refined over 15 years.

(1)

“Core EPS” is a non-GAAP financial measure the Company presents to help investors better understand unique items that impact earnings. For a reconciliation of GAAP EPS to “Core” EPS, please refer to the sections of this press release titled “Non-GAAP Financial Measures” and “Adjusted Financial Metric Reconciliation to GAAP.”

(2)	The total loan portfolio at March 31, 2020 was comprised of $1.903 billion in UPB of held for investment loans and $0.224 billion of held for sale loans.

Non-GAAP Financial Measures

To supplement our financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses operating income and operating margin, which are non-GAAP financial measures. The presentation of operating income and operating margin is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. When analyzing our operating performance, readers should use operating income and operating margin in addition to, and not as an alternative for, net income. Operating income represents net income before income taxes, interest expense on our corporate debt, and the amortization of deal costs related to corporate debt issuance. Additionally, operating margin is the ratio of operating income total revenues. Because not all companies use identical calculations, our presentation of net operating income and net operating margin may not be comparable to similarly titled measures of other companies. Furthermore, net operating income is not intended to be a measure of free cash flow for our management’s discretionary use, as it does not reflect certain cash requirements such as tax and portfolio-related debt service payments. The amounts shown for Operating income may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which are further adjusted to reflect certain other cash and non-cash charges that are used to determine compliance with financial covenants.

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First Quarter 2020 Earnings

We use operating income to evaluate the operating performance of our business, for comparison with forecasts and strategic plans and for benchmarking performance externally against competitors. We believe that this non-GAAP measure, when read in conjunction with the Company’s GAAP financials, provides useful information to investors by offering:

•	The ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results.

•	The ability to better identify trends in the Company’s underlying business and perform related trend analyses; and

•	A better understanding of how management plans and measures the Company’s underlying business.

We believe that operating income has limitations in that it does not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that operating income should only be used to evaluate the Company’s results of operations in conjunction with net income. For more information on operating income, refer to the section of this press release below titled “Adjusted Financial Metric Reconciliation to GAAP.”

Forward-Looking Statements

Some of the statements contained in this press release may constitute forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, projections, plans and strategies, anticipated events or trends, and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans, or intentions.

The forward-looking statements contained in this press release reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or contemplated in any forward-looking statement. While forward-looking statements reflect our good faith projections, assumptions and expectations, they are not guarantees of future results. Furthermore, we disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes, except as required by applicable law. Factors that could cause our results to differ materially include, but are not limited to (1) the course and severity of the COVID-19 pandemic, and its direct and indirect impacts (2) general economic conditions and real estate market conditions, (3) regulatory and/or legislative changes, (4) our ability to retain and attract loan originators and other professionals, and (5) changes in federal government fiscal and monetary policies.

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First Quarter 2020 Earnings

For a further discussion of these and other factors that could cause future results to differ materially from those expressed or contemplated in any forward-looking statements, see the section titled ‘‘Risk Factors” in the Company’s Form 10-K filed with the SEC on April 7, 2020, as such risk factors may be updated from time to time in the Company’s periodic filings with the SEC. Such filings are available publicly on our Investor Relations web page at www.velfinance.com.

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First Quarter 2020 Earnings

Velocity Financial, Inc.

Consolidated Statements of Financial Condition

(Unaudited)

	Quarter Ended
	3/31/2020	12/31/2019	09/30/2019	06/30/2019	03/31/2019
(In thousands)
Assets
Cash and cash equivalents	$7,649	$21,465	$8,849	$14,105	$16,948
Restricted cash	4,483	6,087	3,152	1,542	1,986
Loans held for sale, net	223,123	214,467	170,440	82,308	58,123
Loans held for investment, at fair value	2,987	2,960	2,936	2,974	2,971
Loans held for investment	1,895,684	1,837,646	1,751,178	1,660,387	1,592,708
Net deferred loan costs	26,801	25,714	24,757	23,346	21,874

Total loans, net	2,148,595	2,080,787	1,949,311	1,769,015	1,675,676
Accrued interest receivables	14,470	13,295	12,450	11,326	10,788
Receivables due from servicers	37,884	49,659	38,349	33,618	35,395
Other receivables	2,516	4,778	7,585	3,321	1,190
Real estate owned, net	16,164	13,068	15,806	14,221	12,996
Property and equipment, net	4,964	4,680	4,903	5,045	5,254
Deferred tax asset	10,111	8,280	4,127	3,228	1,778
Other assets	10,519	12,667	17,219	15,383	7,365

Total Assets	$2,257,354	$2,214,766	$2,061,751	$1,870,804	$1,769,376

Liabilities and members’ equity
Accounts payable and accrued expenses	$58,591	$56,146	$41,957	$30,832	$39,731
Secured financing, net	74,364	145,599	145,285	127,061	127,179
Securitizations, net	1,576,431	1,438,629	1,377,733	1,261,456	1,338,032
Warehouse and repurchase facilities	298,372	422,688	349,859	280,710	97,059
Debt issuance costs	(835)	(1,140)	(744)	(750)	(586)

Total Liabilities	2,006,924	2,061,922	1,914,090	1,699,309	1,601,415
Class C preferred units	—	—	—	27,399	26,929
Stockholders’ equity	250,430	152,844	147,661	144,096	141,032

Total Liabilities and members’ equity	$2,257,354	$2,214,766	$2,061,751	$1,870,804	$1,769,376

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First Quarter 2020 Earnings

Velocity Financial, Inc.

Consolidated Statements of Income

(Unaudited)

	Quarter Ended
	3/31/2020	12/31/2019	09/30/2019	06/30/2019	03/31/2019
($ in thousands)
Revenues
Interest income	$44,637	$44,124	$40,379	$36,884	$36,143
Interest expense - portfolio related	22,848	22,689	21,827	20,324	19,062

Net interest income - portfolio related	21,789	21,435	18,552	16,560	17,081
Interest expense - corporate debt	6,342	4,070	3,842	3,353	3,353

Net interest income	15,447	17,365	14,710	13,207	13,728
Provision for loan losses	1,289	242	338	212	348

Net interest income after provision for loan losses	14,157	17,123	14,372	12,995	13,380

Other operating income (expense)	1,620	833	(212)	308	1,721

Total revenues	15,777	17,956	14,160	13,303	15,101

Operating expenses
Compensation and employee benefits	5,041	3,992	3,712	3,801	4,006
Rent and occupancy	455	426	369	398	338
Loan servicing	2,239	1,939	1,957	1,637	1,863
Professional fees	1,184	469	398	534	656
Real estate owned, net	1,134	1,300	485	561	301
Provision for held for sale loan losses	—	7	—	—	—
Other operating expenses	1,998	1,681	1,563	1,393	1,336

Total operating expenses	12,051	9,814	8,484	8,324	8,500

Income before income taxes	3,727	8,142	5,676	4,979	6,601
Income tax expense	1,148	2,960	1,796	1,444	1,906

Net income	$2,579	$5,182	$3,880	$3,535	$4,695

Earnings per share	$0.13	NA	NA	NA	NA
Earnings per share (diluted)	$0.13

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First Quarter 2020 Earnings

Velocity Financial, Inc.

Net Interest Margin – Portfolio Related and Total Company

(Unaudited)

	Quarter Ended March 31, 2020			Quarter Ended March 31, 2019
	Average Balance	Interest Income / Expense	Average Yield / Rate(1)	Average Balance	Interest Income / Expense	Average Yield / Rate(1)
($ in thousands)
Loan portfolio:
Loans held for sale	202,474			59,684
Loans held for investment	1,881,308			1,566,314

Total loans	2,083,783	44,637	8.57%	1,625,998	36,143	8.89%

Debt:
Warehouse and repurchase facilities	344,387	4,301	5.00%	216,250	3,141	5.81%
Securitizations	1,545,281	18,547	4.80%	1,228,446	15,921	5.18%

Total debt - portfolio related	1,889,668	22,848		1,444,696	19,062	5.28%
Corporate debt	94,468	6,342		127,594	3,353	10.51%

Total debt	1,984,136	29,190		1,572,290	22,415	5.70%

Net interest spread - portfolio related (1)			3.73%			3.61%
Net interest margin - portfolio related			4.18%			4.20%
Net interest spread - total company (2)			2.68%			3.19%
Net interest margin - total company			2.97%			3.38%

(1)	Net interest spread - portfolio related is the difference between the rate earned on our loan portfolio and the yield on our portfolio related debt.
(2)	Net interest spread - total company is the difference between the yield on our loan portfolio and the interest rates paid on our total debt.

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First Quarter 2020 Earnings

Velocity Financial, Inc.

Adjusted Financial Metric Reconciliation to GAAP

(Unaudited)

	Quarter Ended
	3/31/2020	12/31/2019	09/30/2019	06/30/2019	03/31/2019
GAAP Net Income	$2,579	$5,182	$3,880	$3,535	$4,695
Income tax expense	1,148	2,960	1,796	1,444	1,906
Interest expense - corporate debt	2,576	3,657	3,400	3,190	3,190
Amortization expense - corporate debt deal costs	3,766	412	442	163	163

Net Operating Income	$10,069	$7,029	$5,638	$4,797	$5,259

“CORE” EARNINGS PER SHARE

	Quarter Ended
($ in thousands)	3/31/2020	Per Share
GAAP Net Income	$2,579	$0.13
One-time Debt Amortization & Expenses	2,610	0.13
COVID-19 Impact	615	0.03

“Core” Earnings	$5,804	$0.29

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